UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2011

PERVASIP CORP.
(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400
White Plains, NY 10601
 (Address of principal executive offices)

(914) 620-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 21, 2011, Pervasip Corp. (the “Company”) entered into an agreement (the “Agreement”) with a private investor (the “Investor”) in connection with the purchase of shares of the Company’s common stock (the “Common Stock”).  The Investor has remitted $50,000 to the Company and the Company has agreed to issue Common Stock to the Investor at a price of two cents ($0.02) per share (the “Purchase Price”).  Pursuant to the terms of the Agreement, the Investor is to purchase $50,000 of Common Stock each month for the next nine months, at the Purchase Price, for a total investment of $500,000, subject to the completion of definitive documents.  Under the terms of the Agreement, the Investor has no registration rights.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer and has access to information about us and its investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: October 25, 2011	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer